                                                                   EXHIBIT 10.34


                            SHAREHOLDERS AGREEMENT

This Shareholders Agreement ("Agreement") is entered into as of December 31, 1998 by Liquid Audio, Inc., a California corporation with its principal place of business at 810 Winslow Street, Redwood City, California 94063, U.S.A. ("Liquid Audio"), SKM Limited, a joint-stock company (chusik-hoesa) organized and existing under the laws of the Republic of Korea ("Korea") with its principal place of business at HaeSung 1 Building, 5f, 942 Daechi 3-Dong, Kangnam-Gu, Seoul 135-283, Korea ("SKM"), and Liquid Audio Korea Co. Ltd., a joint-stock company (chusik-hoesa) organized and existing under the laws of Korea with its principal place of business at 3f, WonKyung Bldg. 788-16, Yoksam-Dong, Kangnam-Gu, Seoul, 135-080, Korea ("LAK"). The Parties agree as follows:

1.   DEFINITIONS
     -----------

     For the purpose of this Agreement, the following definitions shall apply:

     1.1 "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the Person specified. "Control," as used herein, for purposes of defining an "Affiliate," shall mean the ability to direct the management of a Person, whether by voting of shares, election of directors, by terms of a contract or otherwise.

     1.2 "Articles" means the Articles of Incorporation of LAK in the form attached in the English language as Exhibit A, and as hereafter amended. The Parties agree that among the Parties, the English language version of the Articles shall be controlling and that if any discrepancies should exist between the two versions, then the Parties shall take such steps to ensure that the Korean version of the Articles shall be amended to be in accord with the English version.

     1.3  "Board" means the board of directors of LAK.

     1.4 "Change in Control" with respect to a Party means (i) a merger of that Party with or into another Person, or a sale of all or substantially all of a Party's assets to another Person, if as a result of the merger or asset sale the holders of a majority of the Party's voting securities before the transaction hold less than a majority of the voting securities of the surviving entity (or its parent), or (ii) the acquisition by a Person or a group acting in concert of a majority of a Party's voting securities.

     1.5  "Code" means the Commercial Code of the Republic of Korea, as amended.

     1.6 "Consulting Agreement" means the Consulting Agreement to be entered into by LAK and Liquid Audio substantially in the form attached hereto as Exhibit B.

     1.7 "Guaranty" means the form of Guaranty to be executed by SKM substantially in the form attached hereto as Exhibit C.

     1.8 "Holder" means Liquid Audio or SKM or their permitted successors and assigns, as applicable. "Holders" means Liquid Audio and SKM and their permitted successors and assigns.

     1.9 "Party" means Liquid Audio, SKM or LAK, as applicable. "Parties" means Liquid Audio, SKM and LAK.

     1.10 "Person" means a natural individual, partnership, firm, company, corporation, and any other form of business association.

     1.11 "Pro Rata Share" of a Holder means the percentage interest that the Holder holds in LAK by virtue of those Shares owned by that Holder, after assuming conversion or exercise of any warrant, stock option and other equity securities of LAK.

     1.12 "Reseller Agreement" means the Reseller Agreement to be entered into by Liquid Audio and LAK substantially in the form attached hereto as Exhibit D.

     1.13 "Shares" means shares of Common Stock of LAK with a par value of [*] Won per share.

     1.14  "Won" means the Republic of Korea Won.

2.   SUBSCRIPTION FOR SHARES
     -----------------------

     2.1  Company Name. The name of LAK shall be "Liquid Audio Korea Co., Ltd."
          ------------
in English and "Liquid Audio Korea Chusik Hoesa" in Korean.

     2.2  Head Office. The head office of LAK shall be located in Seoul, Korea.
          -----------

     2.3  Articles of Incorporation. Prior to Liquid Audio's subscription for
          -------------------------
Shares as set forth in Section 2.5, SKM shall procure that the current Articles are amended so that they are substantially the same as Exhibit A. If any discrepancy is found between this Agreement and the Articles, the terms of this Agreement shall prevail and the Parties shall amend the Articles so as to be in accord with this Agreement.

     2.4  Authorized Capital. Prior to Liquid Audio's subscription for Shares as
          ------------------
set forth in Section 2.5, the authorized capital of LAK shall be increased to [*] Won consisting of one single class of [*] shares of common stock with a par value of [*] Won each.

     2.5  Share Subscription. On the fifth Korean banking day ("Closing Date")
          ------------------
after Liquid Audio's receipt of confirmation of its foreign investment report from a foreign exchange bank, designated by Liquid Audio, pursuant to the Foreign Investment Promotion Act, the Holders shall have subscribed for a total of [*] Shares in LAK as follows and the paid-in capital of the Company after such subscription shall be [*] Won:

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (a) SKM and LAK represent and warrant that SKM is currently the sole shareholder in LAK with [*] Shares, at the aggregate value of [*] Won.

          (b) SKM shall subscribe in cash for [*] Shares, the aggregate issue price of which shall be [*] Won.

          (c) Liquid Audio shall subscribe in cash for [*] Shares, the aggregate issue price of which shall be [*] Won.

     2.6  Additional Investment/Loans. SKM shall be responsible for securing any
          ----------------------------
financing required by LAK beyond that provided for in Section 2.5 hereof. Such additional financing may be in the form of a third party or shareholder loan, bearing interest at commercially reasonable rates, or in the form of a capital investment which shall be in the form of a non-voting, non-participating preferred stock with a dividend rate equal to the then prevailing rate for comparable transactions. Notwithstanding the preceding sentence, any such financing shall require the approval described in Section 3.3(e) hereof.

     2.7  Preemptive Rights. Except for the Shares subscribed under Section 2.5,
          -----------------
and subject to the pertinent Korean laws, this Agreement and the Articles, each Holder shall have pre-emptive rights with respect to any new issuance of shares by LAK in the same ratio as their respective shareholding ratios immediately prior to such issuance. If any Holder is not permitted by law from exercising its pre-emptive right to subscribe to new issues of shares, then Holder shall have the right to transfer its pre-emptive right to a third legally qualified purchaser who will be able to acquire such Holder's proportion of the new shares issued by the Company. If any Holder does not wish to exercise its pre-emptive rights in whole or in part, such Holder shall notify the Board of such intention within seven (7) days from the day as of which the allocation of the new shares is to be made. In this case, such Holder shall transfer to the other Holder its pre-emptive right to such new shares.

     2.8  Additional Agreements. Contemporaneously with the execution hereof,
          ---------------------
SKM and Liquid Audio shall execute and deliver the Guaranty, and LAK and Liquid Audio shall execute and deliver the Reseller Agreement and Consulting Agreement.

     2.9  Covenants. LAK and SKM covenant that from the date of this Agreement
          ---------
until the Closing Date, (i) LAK shall remain as a dormant company and (ii) no shares or any other type of securities of LAK shall be issued (other than that provided under Section 2.5) nor any option or pre-emptive rights be granted to any party over any shares of LAK.

3.   MANAGEMENT OF LAK
     -----------------

     3.1  Board of Directors.
          ------------------

          (a) Director Positions. The Board shall have [*] authorized
              ------------------
members. SKM shall have the right to nominate [*] members to the Board, and Liquid Audio shall have the right to nominate [*] members to the Board. Each Holder shall have the right to request removal, whether with or without cause, of any director which such Holder is solely entitled to nominate, at

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

any time effective upon notice to LAK, the director to be removed and to the other Holder, provided, however, that if such dismissal is without cause, the Holder proposing the dismissal shall indemnify and hold harmless LAK and the other Holder from any and all damages and other expenses that may arise from such action. Each Holder shall vote all of its Shares so as to elect the other Holder's nominees, remove directors for whom removal has been requested, and maintain the Board constituency described in this Section 3.1. Any vacancy on the Board shall be filled pursuant to the nomination procedure described in this
Section 3.1.

          (b) Compensation and Expenses. LAK shall reimburse reasonable travel
              -------------------------
costs of any director attending a Board meeting. No director of LAK shall be entitled to any additional compensation, unless such director is also serving in a management capacity with LAK.

     3.2  Quorum of the Board; Approval by Board. A quorum of the Board shall be
          --------------------------------------
deemed present at any duly noticed Board meeting if a majority of the directors are present, including at least one (1) director nominated by Liquid Audio and one (1) director nominated by SKM. A director may be present at a Board meeting physically or, to the extent subsequently permitted by applicable Korean law, by telephone or video conference. Any action or determination by the Board shall require the affirmative vote of a majority of the Board members present at the meeting. The meetings of the Board shall be held at least quarterly at times and places to be determined by the Board.

     3.3  Liquid Audio's Approval. So long as Liquid Audio is a shareholder of
          -----------------------
LAK, the following actions shall not be taken by LAK without prior approval of Liquid Audio. Such approval of Liquid Audio shall be considered given upon (a) a special Board resolution approved by three (3) members of the Board of Directors, or (b) a special shareholder resolution approved by [*] of the outstanding shares of LAK.

          (a) Making any basic change in the general nature or scope of business of LAK;

          (b) Amending the Articles of LAK, including, without limitation, any increase or decrease in the number of authorized shares of LAK, any change in the rights, preferences or privileges of the Shares and any increase or decrease in the authorized number of directors on the Board;

          (c) Removing the directors nominated by Liquid Audio;

          (d)  Dissolving or liquidating LAK;

          (e) Issuing any security of LAK, whether shares securities convertible into shares, other equity securities or debt securities (except that LAK may issue shares under Section 2.5 without further approval by Liquid Audio);

          (f) Merging or consolidating LAK with another Person, or selling, leasing, pledging, mortgaging, encumbering or otherwise disposing of all or substantially all of the assets of LAK, whether in one transaction or a series of transactions;

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          (g) Establishing a business relationship with any direct competitor of Liquid Audio;

          (h)  Investing in any other Person;

          (i) Entering into any agreement or transaction (except this Agreement, the Reseller Agreement and Consulting Agreement) with or for the benefit of any director or shareholder of LAK or an Affiliate (or any direct lineal descendent or ancestor, sibling, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law) of such director or shareholder;

          (j) Amending the business plan of LAK;

          (k) Appointment, employment and compensation decisions and scope of responsibility for officers of LAK, including salary and wages, cash advances and relocation expenses;

          (l) Capital expenditures for single items of 100,000,000 Won or more;

          (m) Entering into contracts that have a term in excess of one year or that require aggregate payments of 100,000,000 Won or more;

          (n) Disposition or transfer to a third party of at least 20% of LAK's assets;

          (o) Authorizing loans by LAK, except for payment terms for trade credits in the ordinary course of business;

          (p) Assuming or incurring any debt, loan, guaranty or liability with an aggregate value of 500,000,000 Won or more;

          (q) Change in the outside accountant to LAK;

          (r) Creating any lien on LAK's property, except liens incurred in the ordinary course of business;

          (s)  Approving LAK's annual budget;

          (t) Changing the strategic direction of LAK and approving LAK's long-range plans;

          (u) Approval of annual financial statements;

          (v) Opening or closing an account with a bank or financial house in Korea or overseas; and

          (w) Paying any dividend or making any other distribution;

          (x) Approving or amending the internal regulations of LAK relating to important procedures including, but not limited to, employee regulations, regulations relating to the issuance or transfer of shares and the issuance or loss of share certificates, Board regulations and regulations governing meetings of shareholders.

     3.4  Board and Shareholder Meetings. All Board and shareholder meetings
          ------------------------------
shall be conducted in the English language. The minutes of any such meeting will be prepared in both the Korean and English languages, and compared for accuracy by the interpreter. In the event of a conflict in terms, the minutes prepared in the English language shall control.

     3.5  Senior Officers.
          ---------------

          (a) President and Chief Executive Officer of LAK. The Board shall
              --------------------------------------------
elect as the President and Chief Executive Officer of LAK the candidate selected by SKM. The President shall also be the sole representative director.

          (b) Chief Financial Officer of LAK. The Board shall elect as the Chief
              -------------------------------
Financial Officer of LAK the candidate selected by Liquid Audio. The Chief Financial Officer shall be responsible for oversight of the finance and accounting functions of LAK.

          (c) Other Officers; Management Structure. The other officers of LAK
              ------------------------------------
shall be selected by the Board.

     3.6  Statutory Auditors. Except as required by applicable law, LAK shall
          ------------------
have two (2) statutory auditors. Liquid Audio shall nominate one (1) statutory auditor, and SKM shall nominate one (1) statutory auditor.

     3.7  Financial Statements. LAK's financial year shall be January 1 through
          --------------------
December 31 of the following year. LAK's auditors shall be an independent accounting firm acceptable to SKM and Liquid Audio, who shall be responsible for preparing the annual financial statements of LAK in accordance with Korean generally accepted accounting principles consistently applied, and corresponding annual financial statements in the English language in compliance with U.S. generally accepted accounting principles. LAK shall deliver, and SKM shall cause LAK to deliver, to all Holders (i) such annual audited financial statements within three (3) months after the end of each financial year and (ii) promptly after delivery to any other Holder, other financial and operating reports of LAK prepared for one or more Holders.

     3.8  Right of Inspection. During reasonable office hours of LAK, the
          -------------------
Holders shall have full access to all properties, books of account, records and the like of LAK with the right to make copies at the offices of LAK. Any information obtained by the Holders through exercising this right shall (i) be used by such Holder only for purposes which are consistent with its status as an equity holder in LAK and not for the pursuit of business interests outside LAK (except to the extent such Holder shall otherwise have rights for access to such information or to the extent used to determine compliance with this Agreement) and (ii) be subject to the confidentiality provisions of Section 8.1.

     3.9  Employee Matters. Each employee of LAK, and any employee of another
          ----------------
entity working for LAK but not a regular employee of LAK, shall sign an agreement reasonably acceptable to SKM and Liquid Audio providing for confidentiality of information disclosed by LAK and for ownership by LAK of inventions or original works of authorship created by such individuals.

     3.10  Business Plan. The five-year business plan for LAK has been agreed
           -------------
between the Holders and attached as Exhibit E (the "Business Plan"). The Board
                                                    -------------
shall discuss and update the Business Plan at least once a year.

4.   REPRESENTATIONS
     ---------------

     4.1  Liquid Audio. Liquid Audio represents and warrants as follows to the
          ------------
other Holders as of the date of this Agreement:

          (a) Organization and Good Standing of Liquid Audio. Liquid Audio is a
              ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) Authorization. All corporate action on the part of Liquid Audio
              -------------
and Liquid Audio's officers and directors necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement constitutes a valid, legally binding and enforceable obligation of Liquid Audio, assuming due authorization and delivery hereof by SKM and LAK.

          (c) Government and Other Consents. Except for approvals contemplated
              -----------------------------
by this Agreement, no consent, authorization, license, permit, registration or approval of any governmental or public body or authority is required in connection with Liquid Audio's execution and delivery of this Agreement or with the performance by Liquid Audio of its obligations hereunder.

          (d) Effect of Agreement. Liquid Audio's execution and delivery of this
              -------------------
Agreement, performance of its obligations hereunder and its consummation of the transactions contemplated hereby will not, (i) to its knowledge, violate any provision of any law, statute, rule or regulation to which it is subject; (ii) violate any judgment, order, writ, injunction or decree of any court applicable to it; (iii) to its knowledge, have any effect on its compliance with any laws, statutes, rules, regulations, orders, decrees, licenses, permits or authorizations which would materially and adversely affect it; (iv) to its knowledge, result in the breach of, or be in conflict with, any term, covenant, condition or provision of, or affect the validity, enforceability and subsistence of any agreement, lease or other commitment to which it is a party and which would materially and adversely affect it; or (v) to its knowledge, result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any of its assets.

          (e) Disclosure. No representation or warranty by Liquid Audio
              ----------
contained in this Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained therein not misleading.

     4.2  SKM. SKM represents and warrants to the other Holders as follows as of
          ---
the date of this Agreement.

          (a) Organization and Good Standing of SKM. SKM is a corporation duly
              -------------------------------------

organized, validly existing and in good standing under the laws of the Republic of Korea and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) Authorization. All corporate action on the part of SKM and its
              -------------
officers and directors necessary for the authorization, execution, delivery an performance of this Agreement has been taken. This Agreement constitutes a valid, legally binding and enforceable obligation of SKM, assuming due authorization, execution and delivery hereof by Liquid Audio and LAK.

          (c) Government and Other Consents. Except for approvals contemplated
              -----------------------------
by this Agreement no consent, authorization, license, permit, registration or approval of governmental or public body or authority is required in connection with execution and delivery of this Agreement by SKM or with the performance by SKM of any of its respective obligations hereunder.

          (d) Effect of Agreement. SKM's execution and delivery of this
              -------------------
Agreement, performance of its obligations hereunder and its consummation of the transactions contemplated hereby will not, (i) to its knowledge, violate any provision of any law, statute, rule or regulation to which it is subject; (ii) violate any judgment, order, writ, injunction or decree of any court applicable to it; (iii) to its knowledge, have any effect on its compliance with any laws, statutes, rules, regulations, orders, decrees, licenses, permits or authorizations which would materially and adversely affect it; (iv) to its knowledge, result in the breach of, or be in conflict with, any term, covenant, condition or provision of, or affect the validity, enforceability and subsistence of any agreement, lease or other commitment to which it is a party and which would materially and adversely affect it; or (v) to its knowledge, result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any of its assets.

          (e) Brokers, Finders. SKM has not retained any person to act on its
              ----------------
behalf, nor has any person contended that such person was so retained, to assist as its broker, finder or agent in connection with this transaction.

          (f) Disclosure. No representation or warranty by SKM contained in this
              ----------
Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained therein not misleading.

     4.3  LAK. LAK and SKM each represent and warrant to Liquid Audio as follows
          ---
as of the date of this Agreement:

          (a) Organization and Good Standing of LAK. LAK is a corporation duly
              -------------------------------------
organized, validly existing and in good standing under the laws of the Republic of Korea and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) Authorization. All corporate action on the part of LAK and its
              -------------
officers and directors necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement constitutes a valid, legally binding and enforceable obligation of LAK, assuming due authorization, execution and delivery hereof by the Holders.

          (c) Government and Other Consents. Except for approvals contemplated
              -----------------------------
by this Agreement, no consent, authorization, license, permit, registration or approval of governmental or public body or authority is required in connection with execution and delivery of this Agreement by LAK or with the performance by LAK of any of its respective obligations hereunder.

          (d) Effect of Agreement. LAK's execution and delivery of this
              -------------------
Agreement, performance of its obligations hereunder and its consummation of the transactions contemplated hereby will not, (i) to its knowledge, violate any provision of any law, statute, rule or regulation to which it is subject; (ii) violate any judgment, order, writ, injunction or decree of any court applicable to it; (iii) to its knowledge, have any effect on its compliance with any laws, statutes, rules, regulations, orders, decrees, licenses, permits or authorizations which would materially and adversely affect it; (iv) to its knowledge, result in the breach of, or be in conflict with, any term, covenant, condition or provision of, or affect the validity, enforceability and subsistence of any agreement, lease or other commitment to which it is a party and which would materially and adversely affect it; or (v) to its knowledge, result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any of its assets.

          (e) Brokers, Finders. LAK has not retained any person to act on its
              ----------------
behalf, nor has any person contended that such person was so retained, to assist as its broker, finder or agent in connection with this transaction.

          (f) Shares. As of the date of this Agreement and immediately prior to
              ------
the share subscription set forth in Section 2.5, LAK will have authorized capital of [*] Won divided into [*] Shares, of which [*] Shares have been duly issued, fully paid and non-assessable, free of all liens, encumbrances and restrictions other than those specifically set forth in this Agreement. As of the Closing Date, the issuance of the Shares under Section 2.5 will have been duly authorized by LAK and, when delivered and paid for pursuant to this Agreement, will have been duly and validly issued, fully paid and non-assessable. As of the date of this Agreement and through the date of share subscription by Liquid Audio, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from LAK, or obligations of LAK to issue (other than those set forth under Section 2.5), any capital stock.

          (g) No Operation of LAK or Outstanding Liabilities. Since its
              ----------------------------------------------
establishment, LAK has been a dormant company with no business activity, other than those disclosed to Liquid Audio in writing. As of the date of this Agreement and through the date of share subscription by Liquid Audio, except as previously disclosed to Liquid Audio in writing, LAK has no debts or

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

liabilities of any kind (including without limitation contingent liabilities) nor has LAK given any type of Guaranty (including without limitation payment Guaranties) to any party nor has LAK created or permitted to be created any charge, lien, pledge, mortgage, or any other encumbrance on its assets nor is LAK involved in any litigation, arbitration or any quasi-judicial proceeding.

          (h) Disclosure. No representation or warranty by LAK contained in this
              ----------
Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained therein not misleading.

5.   TERM AND TERMINATION.
     --------------------

     5.1  Term and Termination. This Agreement shall continue in full force and
          --------------------
effect unless and until terminated as provided herein.

          (a)   Grounds for Termination. This Agreement shall be terminated:
                -----------------------

          (i)   by mutual written agreement of the Parties;

          (ii)  by a Holder in accordance with this Section 5;

          (iii) by Liquid Audio, at its election, effected immediately by written notice to SKM, upon (A) the permitted termination of the Reseller Agreement or the Consulting Agreement by Liquid Audio, (B) SKM's failure to pay, when due, the [*] payable to Liquid Audio pursuant to that certain Consulting Agreement dated September 30, 1998 between SKM and Liquid Audio, or (C) breach by SKM of its obligations under the Guaranty;

          (iv) by Liquid Audio in the event that any Affiliate of SKM shall engage in conduct which would, if done by SKM itself, constitute a breach of Section 7(a) hereof;

          (v) at such time as only one Holder remains subject to this Agreement; or

          (vi) otherwise by lawful exercise by a Holder of its rights under applicable laws.

          (vii) by any Party if performance by another party has been excused pursuant to Section 8.3 by a force majeure condition which has continued for at least ninety (90) days.

     5.2  Termination Upon Bankruptcy or Insolvency of a Holder.
          -----------------------------------------------------

          (a) Notice of Bankruptcy Event. If any of the following events occurs
              --------------------------
with respect to a Holder, such Holder shall immediately notify the other Holders and LAK of the occurrence of such event:

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

           (i) Such Holder becomes insolvent or unable to pay any or all of its debts as they mature or ceases to pay any or all of its debts as they mature in the ordinary course of business.

          (ii) Any application or petition is submitted, by or for such Holder, for commencement of proceedings of bankruptcy, reorganization, composition or other similar proceedings under the applicable law.

          (b) Right to Terminate. If the event is not cured within sixty (60)
              ------------------
days following the event, the non-affected Holder shall have the right to terminate this Agreement by giving notice in writing to all other Holders and LAK.

          (c) Right to Purchase. After notice of termination described in
              -----------------
Section 5.3, the Holders shall make a reasonable effort to consult in good faith for sixty (60) days concerning the disposition of their respective interests in LAK and the future operations of LAK. If the Holders do not sign a written agreement regarding such matters during such sixty (60) days, then the Holder which gave notice of termination shall have the option to purchase the Shares of such bankrupt Holder pursuant to Section 5.6.

     5.3  Termination Upon Bankruptcy or Insolvency of LAK.
          ------------------------------------------------

          (a)     Right to Terminate. If any of the following events occurs with
                  ------------------
respect to LAK, any Holder shall have the right to terminate the Agreement by giving notice in writing to all other Holders:

                  (i) LAK becomes insolvent or unable to pay any or all of its debts as they mature or ceases to pay any or all of its debts as they mature in the ordinary course of business.

                 (ii) Any application or petition is submitted, by or for LAK, for commencement of proceedings of bankruptcy, reorganization, composition or other similar proceedings under the applicable law.

          (b)     Right to Dissolve. After notice of termination, the Holders
                  -----------------
shall consult in good faith for sixty (60) days concerning the disposition of their respective interests in LAK and the future operations of LAK. If the Holders do not sign a written agreement regarding such matters within such sixty
(60) days and if any application or petition is not submitted for the commencement of any proceedings described in Section 5.3(a)(ii), then each Holder shall have the option to cause dissolution of LAK under the Code by giving written notice of dissolution to the other Holders and LAK. Upon such notice, each Holder and LAK shall take all actions (including voting of Shares in favor for dissolution) required to dissolve and liquidate LAK in accordance with applicable laws and regulations.

     5.4  Termination Upon Material Breach.
          --------------------------------

          (a) Right to Terminate. If a Party commits a material breach of this
              ------------------
Agreement and such breach is not cured within sixty (60) days following notice thereof to the breaching Party by any of the other Parties, the Party sending such notice shall have the right to terminate this Agreement by giving notice thereof in writing to all other Parties.

          (b) Right to Purchase or Sell Shares. After notice of termination, the
              --------------------------------
Holders shall consult in good faith for sixty (60) days concerning the disposition of their respective interests in LAK and the future operations of LAK. If the Holders do not resolve such matters in writing within such sixty
(60) days, the non-breaching Holder shall have the option to purchase the Shares of such breaching Holder pursuant to Section 5.6 or to cause the breaching party to purchase all of the Shares then held by the non-breaching Holder pursuant to
Section 5.6.

          (c) Remedies Not Affected. The foregoing shall not limit the ability
              ---------------------
of any Party to seek such legal and equitable remedies (including damages) related to a material breach by a Party or the failure of a Party to perform any other duty or obligation.

     5.5  Change in Control.
          -----------------

          (a) Right to Terminate. If SKM undergoes a Change in Control, Liquid
              ------------------
Audio shall have the right to terminate this Agreement by giving notice thereof in writing to all other Holders.

          (b) Right to Purchase/Sell. After notice of termination pursuant to
              ----------------------
Section 5.5(a), the Holders shall consult in good faith for sixty (60) days concerning the disposition of their respective interests in LAK and the future operations of LAK. If the Holders do not resolve such matters in writing within such sixty (60) days, Liquid Audio shall have the option to purchase the Shares of SKM or to have SKM purchase all of the Shares then held by Liquid Audio, pursuant to Section 5.6.

     5.6  Purchase Procedures.
          -------------------

          (a) The purchase price for the Shares to be sold pursuant to this Section shall be the "Fair Market Value" of such Shares.

          (b) Fair Market Value per share under this Section 5 shall be determined as follows:

              (i) If the Shares are publicly traded on the Korea Stock Exchange or KOSDAQ, the Korean OTC market, the value shall be deemed to be the average of the closing prices of the Shares on such exchange or market, as the case may be, over the 30-day period ending three (3) business days prior to the closing of the purchase of the Shares.

             (ii) If there is no active public market for the Shares, the value shall be the fair market value thereof immediately following any act giving rise to the right to sell or purchase shares under this Section 5, such fair market value as determined by a good faith negotiation between the Selling Holder or Holders ("Seller") and the purchasing Holder or Holders ("Purchaser"). If such negotiation fails to determine the fair market value within forty-five (45) days after the date of the notice of termination, the fair market value shall be determined as follows:

                    (A) Seller (as a group if Seller is more than one Holder) and Purchaser (as a group if Purchaser is more than one Holder) shall each retain at its expense an investment bank expert in the industry. If Seller or Purchaser does not select an investment bank within fifteen (15) days after the end of the 45-day good faith negotiation period (the "Negotiation Period") referred to in subsection (ii) above, such Holder or Holders shall not be entitled to retain an investment bank and shall present whatever materials it has available by the deadline regarding the valuation of LAK.

                    (B) Subject to execution of customary confidentiality agreements by the investment banks, LAK shall provide or cause to be provided to each investment bank all material information, including any material changes in such information, reasonably necessary to value LAK or reasonably requested by the investment banks.

                    (C) During the 15-day period after both Seller and Purchaser have selected an investment bank, or the end of the Negotiation Period if Seller and/or Purchaser does not select an investment bank, Seller, Purchaser and their respective investment banks shall meet on at least two occasions to present their respective views on valuation and shall negotiate in good faith to reach a written agreement on the fair market value.

                    (D) If the fair market value has not been agreed to in writing by the end of the Negotiation Period, Seller and Purchaser shall each submit a final valuation proposal with a supporting analysis to the other Holder or Holders and to the "Arbitrator" within ten (10) days after the end of the Negotiation Period. The "Arbitrator" shall be a Person with expertise in valuing high technology companies, shall not have a material business relationship with any Party and shall be reasonably acceptable to both Seller and Purchaser, provided however that in the event that the Parties are unable to agree upon the Arbitrator within ten (10) days of the end of the Negotiation Period, then the Arbitrator shall be determined within an additional ten (10) days by agreement of the respective investment banks of the Parties, provided further that (x) if no such investment bank has been selected by a Party, or if such Party's investment bank does not recommend an Arbitrator, then the selection of the other Party shall prevail, and (y) if the investment banks are unable to agree on an Arbitrator, the valuation shall be determined in accordance with the dispute resolution provisions of Section 8.2 hereof.

                    (E) If Seller or Purchaser does not submit in a timely manner a final valuation proposal, then the valuation proposal of the other Holder or Holders shall be used to establish the fair market value. If the final proposals differ by less than 10%, then the average of the proposals shall be the fair market value. If the final proposals differ by 10% or more, then the Arbitrator shall choose one or the other proposal. The Arbitrator's determination shall be final and binding on both Seller and Purchase; provided, however, that the Arbitrator must select one of the final valuation proposals as submitted.

          (c) Each Holder purchasing Shares under this Section 5.6 shall pay in cash or other immediately available funds the aggregate purchase price for the Shares to be sold to such Holder upon receipt of the certificate or certificates for the Shares to be sold to such Holder.

          (d) When Holders have the right to purchase their pro rata share of another Holder's Shares pursuant to this Section 5 and not all of those Holders exercise their purchase right, the Holders exercising their purchase right shall also have the right to purchase the pro rata share of the Shares of the Holders not exercising their purchase right (the "Remaining Shares"). If more than one Holder elects to exercise its purchase right as to the Remaining Shares, each Holder who wishes to purchase the Remaining Shares shall be entitled to purchase that portion of the Remaining Shares as the total number of Shares then owned by such Holder bears to the total number of Shares then owned by all Holders who wish to purchase the Remaining Shares.

     5.7  Continuation of Business. During any period in which a Holder has the
          ------------------------
right to purchase or is purchasing the Shares of any other Holder, or in which Liquid Audio has the right to cause the other Holders to purchase its Shares, pursuant to this Section 5, until the closing of the purchase of the Shares thereunder:

          (a) LAK shall continue its business in the ordinary course. All of the Holders shall use their best efforts to maintain and preserve the business of LAK pending the consummation of such purchase.

          (b) The Holders shall negotiate in good faith an agreement providing that employees of such selling Holder working full time for LAK shall be made available full time to LAK for such period as is reasonably required for up to six (6) months following the closing of such purchase of Shares to effect an orderly transition to a new ownership by non-selling Holders, and each Holder shall use its best efforts to make all such employees available on this basis.

6.   PERMITTED TRANSFERS; RIGHT OF FIRST REFUSAL
     -------------------------------------------

     6.1  Restrictions. Each Holder agrees not to sell or transfer in any manner
          ------------
any of such Holder's Shares or any right or interest therein except as provided below in this Section:

          (a) No Holder may transfer or otherwise dispose of its Shares without the prior approval of the Board, which shall not be withheld as long as the requirements of this Section 6 have been satisfied.

          (b) For a period of three (3) years after the effective date of the incorporation of LAK, such Holder may transfer or otherwise dispose of its Shares only if a Holder or Holders of a majority of Shares owned by all of other Holders approve in advance in writing such transfer or disposition.

          (c) After three (3) years from the effective date of the incorporation of LAK,

              (i) A Holder which wishes to transfer its Shares shall first give written notice ("Notice") to all of the other Holders stating its bona fide intention to transfer, the name of the proposed transferee, the number of offered Shares and the price, terms and conditions of the proposed sale or transfer.

             (ii) Each other, non-offering Holder shall have the right to purchase that portion of the Shares offered as the total number of Shares then owned by such Holder bears to the total number of Shares then owned by all of the non-offering Holders. Such right shall be exercisable by written notice to the offering Holder not later than thirty (30) days after delivery of the Notice. The price and terms for the non-offering Holders shall be the price and terms stated in the Notice.

               (iii) If all of the non-offering Holders do not exercise their rights described in paragraph (ii) of Section 6.1(c), the offering Holder shall so notify in writing ("Second Notice") each Holder which exercised its right under paragraph (ii) of Section 6.1(c), and each such Holder shall have the right to purchase all of the remaining Shares offered, which right shall be exercisable by written notice to the offering Holder within ten (10) days after delivery of the Second Notice. If more than one Holder elects to purchase such remaining Shares, each Holder who wishes to purchase such remaining Shares shall be entitled to purchase that portion of such remaining Shares as the total number of Shares then owned by such Holder bears to the total number of Shares then owned by all Holders who wish to purchase such remaining Shares.

          (d) The Shares not purchased by the non-offering Holders pursuant to
Section 6.1(c) may, during ninety (90) days beginning on the expiration of the last applicable right of the non-offering Holders, be transferred to the transferee named in the Notice; provided that (i) such sale or transfer is not at a lower price or on terms more favorable to the transferee than those specified in the Notice; and (ii) prior to such transfer, such transferee agrees in writing to become bound by the terms and conditions of this Agreement upon transfer of such Shares.

          (e) Notwithstanding any term or condition of this Section 6, each Holder may transfer its Shares to an Affiliate of that Holder or in connection with a merger or sale of all or substantially all of the assets of the Holder provided that: (i) prior to such transfer, such Affiliate or transferee agrees in writing to become bound by the terms and conditions of this Agreement upon transfer of such Shares; (ii) the transferring Holder notifies all of the other Holders not less than thirty (30) days prior to any such transfer; and (iii) any such transfer shall not serve to excuse or terminate any of the obligations of the transferring Holder under this Agreement.

          (f) Each Holder which has the right to purchase the Shares under
Section 6.1(c) may designate and assign an Affiliate to exercise all or part of such Holder's rights under Section 6.1(c).

          (g) The restrictions and other provisions of this Section 6 shall apply to any Shares acquired by a Holder during the term of this Agreement.

          (h) Since damages arising from a breach of the obligations under this
Section 6.1 may be difficult to determine with precision, the Holders agree that any Holder found to have breached the terms of Section 6.1 shall pay to the non-breaching Holders as liquidated damages a sum equivalent to two times the gross compensation received by the breaching Holder in the transaction whereby the breach occurred, or two times the aggregate par value of the transferred shares, whichever is higher. The Parties have understood that such liquidated damages are fair and reasonable. Application of this liquidated damage provision shall not prevent a Party from enforcing its rights or augmenting its protection by such other remedies as may be available.

     6.2  Legend. The instruments representing the Shares shall bear a legend
          ------
stating that such Shares are (i) subject to restrictions on transfer and other provision of this Agreement and (ii) not transferable without the Board's written approval. Each Holder agrees to cause LAK's Board not to consent to any transfer or other disposition of any Shares made other than in accordance with this Agreement.

7.   NONCOMPETITION
     --------------

          (a) SKM agrees that as long as SKM is a shareholder of LAK, SKM will not engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as a stockholder in any corporation or joint stock association (including rights to participate in present or future profits pursuant to an option or other agreement), in any entity that sells, resells, or distributes any software product or service that competes with the sale of the Liquid Audio secure music distribution software carried by LAK, or in any entity that controls, licenses, distributes or sells pre-recorded music.

          (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality of unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

          (c) SKM acknowledges that Liquid Audio would be irreparably harmed by any breach or threatened breach of this Section and that there would be no adequate remedy at law or in damages to compensate Liquid Audio for any such breach or threatened breach. In recognition of this fact, SKM agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Liquid Audio, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available, and SKM consents to the entry thereof.

8.   GENERAL PROVISIONS
     ------------------

     8.1  Confidentiality.
          ---------------

          (a) Each Party acknowledges and agrees that certain information it receives from the other Parties constitutes the confidential and proprietary trade secrets of the disclosing Party (or of third parties pursuant to confidentiality agreements between such third parties and the disclosing Party), and that the receiving Party's protection thereof is essential to this Agreement and a condition of the receiving Party's use and possession thereof. Each Party shall retain in strict confidence any and all such confidential information (collectively "Confidential Information") and use such

Confidential Information only as expressly authorized herein. A Party will under no circumstances distribute or in any way disseminate Confidential Information to third parties without the prior written permission of the disclosing Party.

          (b) Notwithstanding the above, Confidential Information shall not include information which:

               (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiving Party;

              (ii) was known to the receiving Party at the time of disclosure as shown by the files of the receiving Party in existence at the time of disclosure;

             (iii) was independently developed by the receiving Party without any use of Confidential Information and by employees or other agents of the receiving Party who have not been exposed to such Confidential Information;

              (iv) becomes known to the receiving Party from a source other than the disclosing Party without breach of this Agreement by the receiving Party and otherwise not in violation of the disclosing Party's rights; or

               (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiving Party shall to the extent reasonably practicable, provide prompt, advanced notice thereof to enable the disclosing Party to seek a protective order or otherwise prevent such disclosure, and provided that the receiving Party's disclosure is limited to the extent expressly required by such court, administrative agency or other governmental body.

          (c) Each Party will enter into a confidentiality agreement with each employee or consultant who is given access to the Confidential Information of the other Parties which incorporates the protections and restrictions substantially as set forth herein.

          (d) Each Party agrees to notify the other Parties in the event of any breach of its security under conditions in which it would appear that Confidential Information was prejudiced or exposed to loss. Each Party shall, upon request of the disclosing Party, take all other reasonable steps necessary to recover any compromised Confidential Information disclosed to or placed in its possession by virtue of this Agreement. The cost of taking such steps shall be borne solely by the receiving Party.

          (e) Each Party acknowledges that any breach of any of its obligations under this Section 8.1 is likely to cause or threaten irreparable harm to the other Parties, and, accordingly, each Party agrees that in such event the disclosing Party shall be entitled to equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

          (f) Each Party agrees that such Holder shall return, or cause to be returned, to the disclosing Party Confidential Information disclosed by such disclosing Party promptly after such Holder ceases to be a shareholder of LAK.

     8.2  Arbitration; Forum.
          ------------------

          (a) Except as otherwise provided herein, all disputes, controversies or claims arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be resolved by one arbitrator under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as then in effect ("Rules"). The arbitrator shall be chosen in accordance with the Rules. The place of arbitration shall be Tokyo, Japan. The language to be used in the arbitration proceedings shall be English. The arbitrator may be of any nationality. The arbitral award shall be rendered in writing, state the reasons for the award and shall be final and binding on the Parties. Judgment on any award may be entered by any court of competent jurisdiction or application may be made to such a court for judicial acceptance or recognition of the award and any appropriate order including enforcement. This arbitration agreement is intended by the parties to be self-executing. The arbitrator shall have sole jurisdiction to determine whether (i) a claim is subject to arbitration, (ii) the arbitration may proceed even if one of the Parties refuses to attend or participate and (iii) an award against that party may be ordered pursuant to default or otherwise by the panel. The Parties agree that they will arbitrate all claims agreed to be arbitrated herein regardless of the existence of any related dispute, action or special proceeding between any or all of the Parties hereto and/or any third party.

          (b) Notwithstanding the foregoing, each Party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section, and without any abridgement of the powers of the arbitrator.

          (c) In case of arbitration, the arbitrator shall award reasonable attorneys' fees and expenses to any of the parties in such manner and to such extent as the arbitrators deem equitable. In case of a court proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses from the other party(ies).

     8.3  Force Majeure. If the performance of this Agreement or any obligations
          -------------
hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, regulations, ordinance, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the Parties, the Party so affected upon giving prompt notice to the other Parties shall be excused from such performance during such prevention, restriction or interference.

     8.4  Governing Law. This Agreement shall be governed by the laws of the
          -------------
Republic of Korea.

     8.5  Publicity. Prior to issuing any reports, statements, press releases or
          ---------
other disclosures to third parties regarding this Agreement or the transactions contemplated herein, the Parties shall exchange copies of such documents and shall consult with each other regarding their content.

Except as otherwise required by law, neither Party shall any such disclosure without the prior approval of the other Party.

     8.6  Notices and Other Communications. Every notice by either Party shall
          --------------------------------
be in writing and delivered either by personal delivery, or by express mail or any similar overnight courier service, or by registered or certified mail, postage prepaid, or by facsimile or electronic mail, addressed to the Party for whom intended at its address set forth above, or at such other address as the intended recipient previously shall have designated by written notice to the other Party. All notices delivered in person shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery. All notices delivered by express mail or any other similar overnight courier shall be effective upon the earlier of (i) three days following the date sent, and (ii) the date received. All notices delivered by registered or certified mail, or by facsimile or electronic mail, shall be effective upon receipt.

     8.7  Counterparts. This Agreement may be executed in any number of English
          ------------
language counterparts or duplicate originals, and each such counterpart or duplicate original shall constitute an original instrument, but all such separate counterparts or duplicate originals shall constitute one and the same instrument.

     8.8  Written Agreement to Govern. This Agreement sets forth the entire
          ---------------------------
understanding and supersedes all prior and contemporaneous agreements and discussions among the Parties relating to the subject matter contained herein and therein, except for the $850,000 payment obligation of SKM arising pursuant to that certain Consulting Agreement dated September 30, 1998, between SKM and Liquid Audio and such agreements as are executed contemporaneously herewith by the Parties pursuant to the express provisions of this Agreement, and no Party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated herein or therein or as subsequently shall be set forth in writing and executed by a duly authorized representative of the Party to be bound thereby.

     8.9  No Waiver of Rights. All waivers hereunder must be made in writing,
          -------------------
and failure at any time to require another Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of such provision.

     8.10  Severability. Whenever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. In such event, the Parties agree to negotiate, in good faith, a valid, legal and enforceable substitute provision which most nearly effects the Parties' intent in entering into this Agreement.

     8.11  Subject Headings. The subject headings of the Sections of this
           ----------------
Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretations of any of its provisions.

     8.12  Further Assurances. The Parties shall each perform such acts, execute
           ------------------
and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

     8.13  Expenses and Finder's Fees. The Parties shall each bear their own
           --------------------------
costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Each Party shall indemnify the other against any claim for brokerage or finder's fees arising out of the transactions contemplated herein by any Person claiming to have been engaged by the indemnifying Party based upon any action or communication, or any alleged action or communication, by the indemnifying Party or any of its officers or employees.

     8.14  Relationship Between Parties. Each Party will in all matters relating
           ----------------------------
to this Agreement be and act as an independent contractor. Neither Party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other Party, or to represent the other Party as agent, employee, or in any other capacity.

     8.15  Language. This Agreement is in the English language only, which
           --------
language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

     8.16  Assignment. This Agreement shall inure to benefit of, and shall be
           ----------
binding upon, the Parties and their respective successors and assigns. No Party may assign or delegate this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other Parties except as expressly set forth herein or to a Person into which it has merged or which has otherwise succeeded to all or substantially all of the assets of the assignor, and which has assumed in writing or by operation of law the assignor's obligations under this Agreement.

     8.17  SURVIVAL. The Parties' respective obligations pursuant to Sections 7
           --------
          and 8 shall survive a termination for any reason.

LIQUID AUDIO, INC.                         SKM LIMITED

By: /s/ Robert Flynn                       By: Kyu Hwa Lee /s/ K H Lee
    ----------------

Title: VP Business Development             Title: Vice President
       -----------------------                    --------------

Dated: 12/31/98                            Dated: 12/31/98
       --------                                    --------

LIQUID AUDIO KOREA CO., LTD.

By: Kyu Hwa Lee  /s/ K H Lee
    -----------

Title: President
       ---------

Dated: 12/31/98
       --------

                                   EXHIBIT A

                           ARTICLES OF INCORPORATION

                              [ENGLISH LANGUAGE]

                                   EXHIBIT B

                             CONSULTING AGREEMENT

                                   EXHIBIT C

                                   GUARANTY

                                   EXHIBIT D

                              RESELLER AGREEMENT

                                   EXHIBIT E

                            FIVE YEAR BUSINESS PLAN

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